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                                                                    EXHIBIT 10.9


             1993 Restricted Equity Plan, As Amended and Restated


Staff Capital, L.P a Delaware limited partnership (the "Company"), has established the following restricted equity plan:

        1.  Issuer -       The Company.

        2.  Equity -       Common Limited Partnership Interests of the Company.

        3.  Participants - Senior executive employees of the Company holding positions of Vice President and above.

        4.  Participation Percentages - As determined from time to time by the
                           Chairman of the Company, ratified by Board of Directors.

        5.  Financing -    Purchase price to be loaned by the Company to
                           Participants at the rate upon which interest is imputed under the Federal Internal Revenue Code of 1986, as amended; Equity pledged to the Company to support such loans and pledged to senior lenders of the Company; loans are recourse to Participants.

        6.  Vesting -      Post July 18, 1995, equity vested 25% on each
                           anniversary of the date of original issuance.

        7.  Purchase Price - Determined on the basis of original purchase price of equity in the November 1993 transaction in which the Company purchased the assets of its Predecessor, plus an interest factor.

        8.  Forfeiture Restrictions - The Company has the option to repurchase the invested portion of the equity as follows:

                           a) Termination for "Cause" - Repurchase at price
                              equal to original purchase price.
                           b) Termination upon Death, Disability or Termination
                              without Cause - Repurchase at price equal to the greater of (x) 4 times operating income before interest, taxes and management fees, less total indebtedness and (y) the original purchase price plus interest.
                           c) Voluntary Termination - Repurchase at price equal
                              to the lesser of (x) original purchase price and
                              (y) the Book Value of the equity subject to repurchase.

        9.  Term -         November 1, 1993 through February 28, 1997, provided
                           that equity issued under the Plan remains subject to the terms of the Plan.